UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2018 (May 21, 2018)

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 771-6700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.

Entry into a Material Definitive Agreement.

On May 21, 2018, Nanophase Technologies Corporation (the “Company”) and Hallstar Ester Solutions Corporation (formerly known as Ester Solutions Company) (“Hallstar”) entered into the First Amendment to Supply Agreement (the “Amendment”), which amended the Supply Agreement dated March 31, 2016 (the “Supply Agreement”), between the Company and Hallstar. The Amendment, which is effective as of May 21, 2018:

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Changes the references in the Supply Agreement from “Ester Solutions Company” to “Hallstar Ester Solutions Corporation”;

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Amends Article 5 of the Supply Agreement to provide that all marks identifying the products covered under the Supply Agreement are the exclusive property of Hallstar, that the Company will not acquire any rights in those marks, and that the Company will not register any trademark, service mark, trade name or other right that is identical or similar to those marks; and

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Amends Section 8.1 of the Supply Agreement regarding the ownership of the intellectual property rights in and in relation to the products covered by the Supply Agreement.

All other terms and conditions in the Supply Agreement as in effect immediately prior to the Amendment remain in full force and effect thereafter. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits:

The following item is filed as an exhibit to this Current Report on Form 8-K:

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	First Amendment to Supply Agreement, dated May 21, 2018, by and between Nanophase Technologies Corporation and Hallstar Ester Solutions Corporation (formerly known as Ester Solutions Company)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2018

NANOPHASE TECHNOLOGIES CORPORATION

By:	/s/ Jess Jankowski
	Name:	Jess Jankowski
	Title:	President & Chief Executive Officer